UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
____________

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☒	Definitive Information Statement
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HSBC FUNDS
(Exact name of registrant as specified in charter)

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HSBC FUNDS

452 Fifth Avenue
New York, New York, 10018

HSBC RadiantESG U.S. Smaller Companies Fund
HSBC RadiantESG U.S. Smaller Companies Fund (Class I)
(together, the “Fund”)

September 26, 2022

Dear Shareholder:

As we previously communicated to you, we are pleased to inform you that, upon the recommendation of HSBC Global Asset Management (USA) Inc., the Board of Trustees of HSBC Funds approved RadiantESG Global Investors LLC (“RadiantESG”) as the Fund’s investment sub-adviser. RadiantESG replaced the Fund’s former sub-adviser and assumed sole day-to-day portfolio management responsibilities on June 28, 2022. RadiantESG is a women-led and majority diverse-employee-owned investment manager that integrates environmental, social and governance factors into its systematic investment processes. The Fund’s investment objective of seeking long-term growth of capital remains the same, and the Fund continues to primarily invest in equity securities of small and mid-cap companies, while aggregate management fees were decreased.

The attached information statement provides additional information about RadiantESG, as well as the factors considered by the Board of Trustees in approving the sub-advisory agreement with the firm. This information statement is being provided to you solely for informational purposes. You are not being asked to vote or take action on any matter.

As always, thank you for your trust and confidence.

Sincerely yours,

Stefano R. Michelagnoli
President
HSBC Funds

HSBC FUNDS

452 Fifth Avenue
New York, New York, 10018

HSBC RadiantESG U.S. Smaller Companies Fund
(formerly, HSBC Opportunity Fund)

HSBC RadiantESG U.S. Smaller Companies Fund (Class I)
(formerly, HSBC Opportunity Fund (Class I))

(together, the “Fund”)

INFORMATION STATEMENT

September 26, 2022

This Information Statement is being provided to shareholders of the Fund, which is a series of HSBC Funds (the “Trust”). At a meeting held on April 25, 2022, the Board of Trustees of the Trust (the “Board”), including a majority of the trustees who are not “interested persons” of the Trust or any investment adviser to the Trust (“Independent Trustees”), considered and approved a new sub-advisory agreement (the “New Agreement”) between HSBC Global Asset Management (USA) Inc. (“AMUS” or the “Adviser”) and RadiantESG Global Investors LLC (“RadiantESG” or the “Sub-adviser”) on behalf of the HSBC RadiantESG U.S. Smaller Companies Portfolio (the “Portfolio”), a series of the Trust in which the Fund invests all of its investable assets.1 The New Agreement became effective, and RadiantESG assumed sole day-to-day portfolio management responsibilities, on June 28, 2022. AMUS continues to serve as the investment adviser of the Portfolio.

This Information Statement is in lieu of a proxy statement, pursuant to the terms of an Exemptive Order (the “Order”) that the Trust and the Adviser received from the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2000. The Order permits the Adviser, subject to Board approval, to implement new sub-advisory contracts with certain unaffiliated sub-advisers without shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new sub-adviser, which must include information that would have been included in a proxy statement to shareholders.

This Information Statement is being provided to shareholders to fulfill the notice requirement under the Order and will be mailed on or before September 26, 2022 to the Fund’s shareholders of record as of September 16, 2022. This Information Statement provides additional information about RadiantESG and the New Agreement that we are required to make available to you.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

____________________
[1]	The Fund seeks to achieve its investment objective by investing all of its assets in the Portfolio, which has the same investment objective as the Fund. For simplicity purposes, this Information Statement may use the term “Fund” to include the Portfolio. This two-tier fund structure is commonly referred to as a “master/feeder” structure because one fund (the Fund or “feeder fund”) is investing all its assets in a second fund (the Portfolio or “master fund”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT

This Information Statement is available online at https://www.assetmanagement.us.hsbc.com/en/institutional-investor/fund-centre/us44330v4499?t=4.

INTRODUCTION AND BACKGROUND

Upon the recommendation of AMUS, the Board, including a majority of the Independent Trustees, considered and approved the New Agreement with RadiantESG, as well as changes to the Fund’s name and principal investment strategy. RadiantESG replaced the Fund’s former investment sub-adviser, Westfield Capital Management Company, L.P. (the “Prior Sub-adviser”), and assumed sole day-to-day portfolio management responsibilities on June 28, 2022, at which time the agreement with the Fund’s former investment sub-adviser (the “Prior Agreement”) was terminated. The Fund’s investment objective of seeking long-term growth of capital remains the same, and the Fund continues to primarily invest in equity securities of small and mid-cap companies.

Although the Fund’s investment objective remains the same and the Fund continues to primarily invest in equity securities of small and mid-cap companies, the Fund’s principal investment strategy changed in connection with the appointment of RadiantESG. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets, plus borrowings for investment purposes, in U.S. equity securities of small and mid-cap companies that meet the Sub-adviser’s fundamental and environmental, social, and governance (“ESG”) criteria. RadiantESG uses proprietary models to evaluate companies along key fundamental characteristics as well as ESG criteria. In managing the Fund, RadiantESG seeks to identify and invest in companies with compelling fundamentals and attractive ESG profiles. The Fund’s benchmark, the Russell 2500® Growth Index, remains the same. Additional information about the Fund’s investment strategies is set forth in the Fund’s Prospectus, dated June 28, 2022.

RadiantESG is a women-led and majority diverse-employee-owned investment manager that integrates ESG factors into its systematic investment processes. RadiantESG, which was founded in 2021, is comprised of an investment team that came from Rosenberg Equities, a global investment firm and pioneer in quantitative investing, and brings over sixty years of collective experience investing in U.S., global and emerging markets small and large cap equities. Additional information about RadiantESG is set forth under the heading “Management of the Trust” in this Information Statement.

In connection with the appointment of RadiantESG, the aggregate management fees were reduced from 0.80% to 0.60% annually as a percentage of the Portfolio’s average daily net assets. For its services, RadiantESG receives a fee equal on an annual basis to 0.35% of the Portfolio’s average daily net assets. Prior to June 28, 2022, the Prior Sub-adviser received a fee equal on an annual basis to 0.55% of the Portfolio’s average daily net assets. In addition, the Adviser has contractually agreed to limit total expenses of the Fund (excluding interest, taxes, brokerage commissions, extraordinary expenses and estimated indirect expenses attributable to the Fund’s investments in investment companies other than the Portfolio) to an annual rate of 0.90% for Class I Shares (reduced from 1.10%), 1.45% for Class A Shares (reduced from 1.65%), and 2.20% for Class C Shares (reduced from 2.40%) through June 30, 2023.

As indicated above, the Trust and the Adviser have obtained an Order from the SEC, which permits the Adviser, subject to Board approval, to implement new sub-advisory contracts with certain unaffiliated sub-advisers without shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new sub-adviser, which must include information that would have been included in a proxy statement to shareholders. The Adviser has the ultimate responsibility, subject to oversight by the Board, to oversee any sub-advisers and recommend their hiring, termination and replacement.

THE NEW SUB-ADVISORY AGREEMENT

Terms of the Prior Agreement and New Agreement

The material terms of the New Agreement are substantially similar to those of the Prior Agreement, except as described below (the “New Agreement” and the “Prior Agreement” are collectively referred to herein as the “Agreements”). The factors considered by the Board in approving the New Agreement are discussed below under “Factors Considered by the Board”.

Duties Under the Agreements. Pursuant to the terms of the New Agreement, subject to the supervision of the Board and AMUS, RadiantESG will, in coordination with the AMUS: (a) provide a program of continuous investment management for the Portfolio in accordance with the Portfolio’s investment objectives, policies and limitations; (b) make investment decisions for the Portfolio; and (c) place orders to purchase and sell securities for the Portfolio. In performing its investment management services to the Portfolio, RadiantESG will provide the Portfolio with ongoing investment guidance and policy direction. The Sub-adviser will determine the securities to purchase or sell, and will provide an ongoing evaluation of the Portfolio. These duties are substantially similar to those required under the Prior Agreement.

Duration and Termination. Similar to the Prior Agreement, the New Agreement will continue in effect for an initial term of two years, and thereafter from year to year subject to annual Board approval, including a majority of the Independent Trustees, in accordance with the Investment Company Act, unless it is terminated by RadiantESG, AMUS, or the Trust’s Board of Trustees. It may be terminated: (a) at any time without penalty upon thirty (30) days’ written notice to the Sub-adviser by the Portfolio upon the vote of a majority of the Trustees or upon the vote of a majority of the Portfolio’s outstanding voting securities, (b) at any time without penalty upon thirty (30) days’ written notice to the Sub-adviser by AMUS, or (c) at any time without penalty upon sixty (60) days’ written notice to the Trust or AMUS by the Sub-adviser. Similar to the Prior Agreement, the New Agreement will also terminate automatically in the event of its assignment (as defined in the Investment Company Act) or the assignment or termination of the investment advisory agreement between the Trust and AMUS.

Compensation. As compensation for the services provided and expenses assumed by RadiantESG, RadiantESG will receive a sub-advisory fee equal on an annual basis to 0.35% of the average daily net assets of the Portfolio. Under the Prior Agreement, the Portfolio paid a fee to the Prior Sub-adviser equal on an annual basis to 0.55% of the average daily net assets of the Portfolio. This represents a decrease in fees paid under the New Agreement as compared to the Prior Agreement, which is more favorable to the Fund and its shareholders.

Limitations on Liability. The New Agreement provides that RadiantESG will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or its shareholders in connection with the performance of the agreement except for loss resulting from willful misfeasance, bad faith or negligence on the part of RadiantESG in the performance of its duties or by reason of the Sub-adviser’s reckless disregard of its obligations and duties under the New Agreement. Although similar to the Prior Agreement in certain respects, the New Agreement increases the standard of care/limitation of liability by replacing gross negligence with simple negligence.

The foregoing discussion is qualified in its entirety by reference to the attached form of sub-advisory agreement in Appendix A. A copy of the New Agreement with RadiantESG appears attached to this Information Statement as Exhibit A.

Factors Considered by the Board

In considering the approval of the New Agreement with RadiantESG, the Independent Trustees met separately in executive sessions outside the presence of management that took place via Zoom (the “Executive Sessions”), including on April 25, 2022. At the April 25, 2022 meeting of the Board, which took place via Zoom (the “April Meeting”), the Board, relying on the Order and at the recommendation of AMUS, unanimously voted to approve the New Agreement and replace the Fund’s former investment sub-adviser with RadiantESG.

Prior to the April Meeting and Executive Sessions, the Independent Trustees requested, received and reviewed information to help them evaluate the approval of the New Agreement. This information included, among other things, information about: (i) the proposed services that the Sub-adviser would provide and the background and experience of the Sub-adviser’s management and investment teams; (ii) the proposed principal investment strategy for the Fund that would be implemented by the Sub-adviser, including how the then-proposed investment strategy compared to the Fund’s then-current principal investment strategy; (iii) the manner in which the Sub-adviser would incorporate certain ESG criteria into its investment process and the potential impact to the Fund’s performance; (iv) the back-tested performance of the proposed principal investment strategy for the Fund that would be implemented by the Sub-adviser and historical performance information for the Sub-adviser’s investment team while they were at Rosenberg Equities; (v) fees to be received by the Sub-adviser, including in comparison to the sub-advisory fee paid by the Fund under the Prior Agreement; (vi) total expense ratios, including in comparison to the Fund’s total expense ratio under the Prior Agreement; (vii) the anticipated profitability of the Sub-adviser; (viii) the basis for the Adviser’s recommendation to replace the Fund’s former investment sub-adviser with RadiantESG and the nature of HSBC Global Asset Management Limited’s minority stake in, and strategic partnership with, RadiantESG; (ix) the investment and operational due diligence reviews conducted by the Adviser and its affiliates and the Trust’s Chief Compliance Officer and the Sub-adviser’s control and compliance environment; (x) the alternatives to replacing the Fund’s former sub-adviser with RadiantESG; and (xi) other information regarding the nature, extent and quality of services to be provided by the Sub-adviser under the New Agreement.

The Independent Trustees were separately advised by independent counsel throughout the process, and met with independent counsel in periodic executive and private sessions at which no representatives of management were present, including during the Executive Sessions. During the April 25, 2022 Executive Session and prior to voting to approve the New Agreement, the Independent Trustees also received a memorandum from their independent counsel discussing the legal standards for their consideration of the proposed approval of the New Agreement. The Independent Trustees also considered a memorandum from the Fund’s counsel addressing reliance on the Order.

The Board, including the Independent Trustees, considered and reviewed, among other things: (i) the information provided in advance of the April Meeting and Executive Sessions; (ii) the Fund’s investment advisory and expense limitation agreements with the Adviser, including a proposed extension and modification of the expense limitation agreement to reduce the Fund’s expense ratios to pass through to shareholders the savings expected to be realized by reducing the level of sub-advisory fees to be paid under the New Agreement; (iii) regulatory considerations; (iv) the Adviser’s multi-manager function and the level of oversight services to be provided to the Fund; and (v) additional information provided by the Adviser at the request of the Independent Trustees.

Nature, Extent, and Quality of Services Provided by Adviser and Sub-adviser. The Board, including the Independent Trustees, examined the nature, quality and extent of the investment advisory services to be provided by the Sub-adviser, as well as the quality and experience of the Sub-adviser’s management and investment teams. In this regard, the Board acknowledged that, although the Sub-adviser’s investment team has experience managing mutual funds, the Sub-adviser was a newly-formed company, and the Board relied on the investment and operational due diligence reviews conducted by the Adviser and its affiliates to assess the Sub-adviser. The Board also considered the Adviser’s oversight processes and supervisory responsibility for the Fund.

Based on these considerations, the Board, including the Independent Trustees, concluded that the nature, quality and extent of the services to be provided by the Sub-adviser supported approval of the New Agreement.

Investment Performance of the Sub-adviser. The Board, including the Independent Trustees, considered that, as a newly-formed company, the Sub-adviser had limited performance and operational history. The Board, including the Independent Trustees, requested and reviewed the back-tested performance of the proposed principal investment strategy for the Fund that would be implemented by the Sub-adviser and historical performance information for the Sub-adviser’s investment team while they were at Rosenberg Equities.

Costs of Services and Profits Realized by the Sub-adviser. The Board, including the Independent Trustees, considered the costs of the services to be provided by the Sub-adviser and the expense ratio of the Fund. The Board considered how the fees under the New Agreement compared to the fees charged under the Prior Agreement. In this regard, the Board acknowledged that RadiantESG would be paid 0.35% of average daily net assets, a reduction from the 0.55% paid to the Fund’s former investment sub-adviser, and that the reduction in sub-advisory fees would be passed through to shareholders by adjusting the expense limitation agreement, resulting in lower net expense ratios (after waivers/reimbursements) in each share class. The Board also considered the start-up nature of the Sub-adviser. The Board further considered relative portions of the total advisory fees to be paid to the Sub-adviser and to be retained by the Adviser in its capacity as the Fund’s investment adviser and the services to be provided by the Adviser and Sub-adviser. In addition, the Board discussed the distinction between the services to be provided by the Adviser to the Fund pursuant to its investment advisory contract with the Trust and the services to be provided by the Sub-adviser pursuant to the New Agreement.

The Board, including the Independent Trustees, concluded that the advisory fees to be paid to the Sub-adviser were reasonable in light of the factors set forth above.

Other Relevant Considerations. The Board, including the Independent Trustees, also considered AMUS’s commitment to providing enhanced oversight of the Sub-adviser, given its status as an emerging advisor. The Board, including the Independent Trustees, also considered the capitalization of the Sub-adviser and how it might affect the Sub-adviser going forward.

In approving the New Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling, and generally attributed different weights to various factors for the Fund. In light of the above considerations and such other factors and information it considered relevant, the Board by a unanimous vote at the April Meeting (including a separate unanimous vote of the Independent Trustees) approved the New Agreement.

MANAGEMENT OF THE TRUST

Information about the Adviser

HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York, 10018, is the investment adviser for the Portfolio pursuant to an investment advisory contract (the “Investment Advisory Agreement”) with the Trust. The Adviser is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company (“HSBC”). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of June 30, 2022, the Adviser had approximately $140 billion in assets under management.

For its investment advisory services, the Adviser is entitled to a fee from the Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate of 0.25%. For the fiscal year ended October 31, 2021, the aggregate amount of advisory fees (including sub-advisory fees) incurred by the Portfolio was $936,197. The Investment Advisory Agreement was last approved by the Board (including a majority of the Independent Trustees) at a meeting of the Board held on December 10, 2021.

The Investment Advisory Agreement provides that the Adviser will manage the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide the Trust with, among other things, information relating to composition of the Portfolio and periodic reports on performance. The Adviser has retained the Sub-adviser to provide day-to-day management of the Portfolio. An affiliate of the Adviser owns a minority stake in the Sub-adviser and is entitled to appoint one individual to its Board of Managers. Additional information about RadiantESG is provided below. The Adviser remains responsible for monitoring and evaluating the performance of the Portfolio, oversees RadiantESG to ensure compliance with the Portfolio’s investment policies and guidelines, and monitors RadiantESG’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the Board.

Information about RadiantESG.

RadiantESG is an SEC-registered investment adviser and serves as sub-adviser to the Portfolio pursuant to the New Agreement with the Adviser. RadiantESG makes the day-to-day investment decisions and continuously reviews, supervises and administers the Portfolio’s investment program. RadiantESG’s principal office is located at 21 Orinda Way, Suite C-546, Orinda, CA 94563. As of August 31, 2022, RadiantESG had approximately $29 million in assets under management. RadiantESG is controlled and principally owned by its two co-founders, Heidi Ridley and Katheryn McDonald. Collectively, they own over 95% of the firm’s outstanding voting shares.

For the fiscal year ended October 31, 2021, RadiantESG did not manage any assets of the Portfolio and did not receive any fees from the Portfolio.

Day-to-day investment decisions for Fund are the responsibility of the investment team at the Sub-adviser which is led by Kathryn McDonald, co-founder and Head of Investments and Sustainability, and Harry Prabandham, Partner and Chief Investment Officer. Mr. Prabandham and Kevin Lin, CFA, Senior Portfolio Manager, are responsible for the day-to-day management of the Portfolio. The RadiantESG Investment Forum, which is chaired by Ms. McDonald, provides oversight of research and investment activities of the investment strategy for the Fund. Ms. McDonald and Messrs. Prabandham and Lin have been managers of the Portfolio since June 2022.

The name of the principal executive officers and board members of RadiantESG and their principal occupations are set forth below. The business address of each principal executive officer is 21 Orinda Way, Suite C-546, Orinda, CA 94563.

Name	Position[1]
Heidi Ridley	Board Member, Co-Founder, Chief Executive Officer
Katheryn McDonald	Board Member, Co-Founder, Head of Investments and Sustainability
Jennie Klein	Partner, Chief Operating Officer
Harry Prabandham	Partner, Chief Investment Officer
Kevin Lin	Partner, Senior Portfolio Manager
Donald O’Hara	Chief Compliance Officer[2]
Erin Leonard	Board Member[3]
Michael Even	Board Member[4]

1 Except as otherwise provided, none of the principal executive officers of RadiantESG listed above have other principal employment other than his or her respective position(s) with RadiantESG.

2 Mr. O’Hara is the Chief Compliance Officer at STP Investment Services.

3 Ms. Leonard is the Global Head of Sustainability within HSBC Global Asset Management.

4 Mr. Even holds a number of positions, including as a Board Member of Geode Capital Management, LLC / Geode Capital Management Trust Company, LLC and Osmosis Asset Management.

Administration and Related Services. Pursuant to an Administration Services Agreement, the Adviser serves as the Trust’s administrator (the “Administrator”). The Administrator has hired Citi Fund Services Ohio, Inc. (“Citi”) to provide sub-administration services to the Trust. Citi also provides accounting and regulatory administration services to the Trust pursuant to agreements between the Trust and Citi. Citi is located at 4400 Easton Commons, Suite 200, Columbus, Ohio 43219.

Transfer Agency. DST Asset Manager Solutions serves as the Trust’s Transfer Agent. The principal business address of DST Asset Manager Solutions, Inc. is 2000 Crown Colony Drive, Quincy, Massachusetts 02169-0953.

Distribution Services. Foreside Distribution Services, L.P. (“Foreside” or the “Distributor”), a wholly-owned subsidiary of ACA Group (formerly, “Foreside Financial Group, LLC”), serves as the Trust’s principal underwriter. Under the terms of the Distribution Agreement, Foreside acts as the agent of the Trust in connection with the continuous offering of shares of the Fund. The Distributor continually distributes shares of the Fund on a best efforts basis. The Distributor is not affiliated with the Adviser, Citi, or any of their affiliates. The Distributor has no obligation to sell any specific quantity of Fund shares. The Distributor and its officers have no role in determining the investment policies or which securities are to be purchased or sold by the Trust. The Distributor’s address is Three Canal Plaza, Suite 100, Portland, ME 04101.

Additional Information

Householding. The Fund may furnish only one copy of this Information Statement to a household, even if more than one shareholder resides in the household, unless the Fund has received contrary instructions from one or more of the household’s shareholders. If you are a shareholder and would like additional copies of this Information Statement, please contact us using the information below. If in the future you do not want the mailing of your Information Statement to be combined with other members of your household, or if the Fund has furnished multiple Information Statements to your household and you would like the Fund to furnish only one statement to your household in the future, please contact us using the information below.

BY PHONE

1-800-782-8183

BY MAIL

HSBC Funds
PO Box 219691
Kansas City, MO 64121-9691

Shareholder Reports. The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by writing or calling the Fund at the address and telephone number printed above. You may also access and download these reports at the Fund’s website: https://www.assetmanagement.us.hsbc.com/en/individual-investor/fund-centre.

Record or Beneficial Ownership. As of September 16, 2022, the Fund had 1,251,524.90 total Class A shares outstanding, 15,341.30 total Class C shares outstanding and 2,925,629.04 total Class I shares outstanding. The persons that owned of record 5% or more of the Fund or a share class is set forth in Exhibit B. As of August 31, 2022, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Fund.

Affiliated Brokerage Transactions. For the fiscal year ended October 31, 2021, the Portfolio did not pay any commission to any affiliated brokers.

By Order of the Board of Trustees of HSBC Funds

EXHIBIT A

HSBC FUNDS
HSBC OPPORTUNITY PORTFOLIO
FORM OF SUB-ADVISORY AGREEMENT

AGREEMENT, effective commencing on June 28, 2022, between RadiantESG Global Investors LLC (the “Sub-adviser”) and HSBC Global Asset Management (USA) Inc. (the “Manager”).

WHEREAS, the Manager has been retained by HSBC Funds, a Delaware statutory trust (the “Trust”) registered as an open-end investment management company under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory services to the HSBC Opportunity Portfolio (the “Portfolio”), a series of the Trust, pursuant to an Investment Advisory Contract and Supplement thereto dated June 24, 2016 (the “Advisory Agreement”);

WHEREAS, the Trust’s Board of Trustees, including a majority of the Trustees who are not parties to this Sub-advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to this Sub-advisory Agreement, have approved the appointment of the Sub-adviser to perform certain investment advisory services for the Portfolio pursuant to this Sub-advisory Agreement and the Sub-adviser is willing to perform such services for the Portfolio;

WHEREAS, the Sub-adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-adviser as follows:

1. Appointment. The Manager hereby appoints the Sub-adviser to perform advisory services to the Portfolio for the periods and on the terms set forth in this Sub-advisory Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Investment Advisory Duties. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Sub-adviser will, in coordination with the Manager: (a) provide a program of continuous investment management for the Portfolio in accordance with the Portfolio’s investment objectives, policies and limitations as stated in the Portfolio’s Prospectus and Statement of Additional Information included as part of the Trust’s Registration Statement on behalf of the Portfolio filed with the Securities and Exchange Commission (the “SEC”), as they may be amended from time to time, copies of which shall be provided to the Sub-adviser by the Manager; (b) make investment decisions for the Portfolio; and (c) place orders to purchase and sell securities for the Portfolio.

In performing its investment management services to the Portfolio hereunder, the Sub-adviser will provide the Portfolio with ongoing investment guidance and policy direction. The Sub-adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Portfolio will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolio. The Sub-adviser will determine what portion of the Portfolio shall be invested in securities and other assets.

The Sub-adviser further agrees that, in performing its duties hereunder, it will:

(a) comply with the 1940 Act and the Advisers Act and all rules and regulations thereunder, applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees and/or the Manager;

(b) manage the Portfolio so that it will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

(c) place orders pursuant to its investment determinations for the Portfolio directly with the issuer, or with any broker or dealer the Sub-adviser may choose, in accordance with applicable policies disclosed in the Trust’s Registration Statement, as amended and supplemented from time to time, and in accordance with applicable law, including the Sub-adviser’s obligations to seek best execution;

(d) subject to the timely receipt by the Sub-adviser of all necessary proxy voting materials, vote all proxies solicited by or with respect to the issuers of securities in which the assets of the Portfolio may be invested in accordance with the Sub-adviser’s proxy voting policies and procedures and in accordance with applicable law; maintain records of all proxies voted on behalf of the Portfolio; and provide information to the Trust and/or the Manager or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust’s compliance with its filing obligations under the 1940 Act and all rules and regulations thereunder;

(e) furnish to the Trust and/or the Manager whatever statistical and other information or assistance the Trust and/or the Manager may reasonably request in writing with respect to the Portfolio’s assets or contemplated investments, including assistance with any fair valuation of portfolio securities in accordance with the Trust’s applicable policies and procedures and applicable requirements under the 1940 Act. In addition, the Sub-adviser will keep the Trust, the Trustees and/or the Manager informed of developments materially affecting the Portfolio and shall, on the Sub-adviser’s own initiative, furnish to the Trust and/or the Manager from time to time whatever information the Sub-adviser believes appropriate for this purpose;

(f) make available to the Manager and the Trust, promptly upon their written request, such copies of its investment records and ledgers with respect to the Portfolio as may be required to assist the Manager and the Trust in their compliance with applicable laws and regulations. The Sub-adviser will furnish the Trustees with such periodic and special reports regarding the Portfolio as they may reasonably request;

(g) promptly notify the Manager and the Trust in the event that the Sub-adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment adviser pursuant to this Sub-advisory Agreement; (2) fails to remain registered as an investment adviser under the Advisers Act; (3) fails to remain in good standing under the laws of the jurisdiction of its organization and authorized and qualified to perform its obligations and duties under this Sub-advisory Agreement; (4) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; (5) becomes a party to any litigation material to the Manager and the Trust; or (6) becomes aware of any change of control of the Sub-adviser, including any change of any 25% or greater direct or indirect owners, and any changes in key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-adviser. The Sub- adviser further agrees to promptly notify the Trust and the Manager of any material fact known to the Sub- adviser respecting or relating to the Portfolio or the Sub-adviser that is not contained in the Trust’s Registration Statement, as amended and supplemented from time to time, and of any statement contained therein that becomes untrue or incomplete in any material respect; and

(h) promptly provide to the Manager and the Trust such information and assurances (including certifications and sub-certifications) as the Trust, the Trustees and/or the Manager may reasonably request from time to time in order to assist the Trust, the Trustees and/or the Manager in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Trust’s Registration Statement and periodic filings with the SEC.

In performing its duties under this Sub-advisory Agreement, the Sub-adviser shall manage and invest the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions as well as applicable federal and state securities laws and the Trust’s compliance policies and procedures under Rule 38a-1 under the 1940 Act. The Sub-adviser further agrees to manage and invest the Portfolio’s assets in accordance with written instructions as may be provided to the Sub-adviser from time to time by the Manager. In fulfilling its obligations under this Sub-advisory Agreement, the Sub-adviser shall be entitled to reasonably rely on and act in accordance with instructions provided by the Manager.

3. Compliance

(a) The Sub-adviser agrees to provide the Manager and the Trust: (1) access to the Sub- adviser’s chief compliance officer (“CCO”) and/or other senior compliance personnel as reasonably requested by the Manager and/or the Trust; (2) periodic reports confirming that the Sub-adviser has complied with the Trust’s compliance policies and procedures in managing the Portfolio or reporting any material instance of non-compliance; and (3) certifications that that there were no material compliance matters (as that term is defined in Rule 38a-1 under the 1940 Act) that relate to the Sub-adviser’s management of the Portfolio. In addition, the Sub-adviser shall promptly provide the Manager and the Trust with copies of: (1) the Sub-adviser’s policies and procedures for compliance by the Sub-adviser with the federal securities laws (the “Sub-adviser Compliance Procedures”); and (2) any material changes to the Sub-adviser Compliance Procedures which related to the Trust. The Sub-adviser shall cooperate with the Trust CCO so as to facilitate the Trust CCO’s performance of the Trust CCO’s responsibilities under Rule 38a-1 under the 1940 Act. At least annually, the Sub-adviser shall provide a certification to the Trust CCO to the effect that the Sub-adviser has in place and has implemented policies and procedures that are reasonably designed to prevent violation of any applicable federal securities laws by the Sub-adviser.

(b) The Sub-adviser represents and warrants that it has implemented policies and procedures designed to prevent impermissible disclosure by it, its employees, or its agents of the portfolio holdings of the Portfolio. The Sub-adviser further represents and warrants that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Manager and/or the Trust with a copy of such code of ethics, together with evidence of adoption. Upon request from the Trust CCO, the Sub-adviser shall certify to the Manager and/or the Trust that the Sub-adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-adviser’s code of ethics or, if such violation has occurred, that appropriate action was taken in response to such violation.

(c) The Sub-adviser represents and warrants that it has implemented and will keep in effect a “disaster recovery” preparedness plan that sets forth procedures for recovery of critical business functions at minimum operating levels and can be implemented within a 24 hour time period. The Sub-adviser shall notify the Manager, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event requiring the Sub-adviser to implement any procedures under such plan.

(d) The Sub-adviser hereby confirms that it will comply with any and all anti-money laundering laws and regulations applicable to it.

(e) The Sub-adviser represents that it is not, nor any of its subsidiaries, any director or officer, or any employee or agent of the Sub-adviser, its affiliates or its subsidiaries is a person or entity that is, or is owned or controlled by persons and entities that are, (1) the target of any sanctions laws, or (2) located, organized or resident in a country or territory that is, or whose government is, the target of any applicable sanctions laws, including, without limitation, currently, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

(f) The Sub-adviser represents that it is aware of, understands, and will abide by all of its obligations under all applicable anti-bribery and corruption laws, including but not limited to and to the extent applicable, the U.K. Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act 1977. In this regard, the Sub-adviser agrees to maintain adequate policies and procedures to ensure compliance with all such applicable anti-bribery and corruption laws. The Sub-adviser will at all times ensure that its directors, officers, employees, affiliates, associated persons, agents, sub-contractors, and any other third parties who may be used for the provision of services to the Manager and/or any of the Manager’s affiliates are aware of and comply with both the letter and spirit of all such applicable anti-bribery and corruption laws such that they will not, directly or indirectly, take any actions or make any omissions which would cause either the Manager and/or any of the Manager’s affiliates to be in violation of applicable anti-bribery and corruption laws. The Sub-adviser will document completely and accurately all transactions related to the services provided and any related contractual agreements it has with the Manager and/or the Manager’s affiliates in its books and records, and shall promptly report to the Manager any breach or suspected breach of the obligations or undertakings described in this paragraph.

(g) The Manager shall have the right to suspend or terminate this Sub-advisory Agreement on immediate written notice should it become aware of a breach of the representations contained in sub- paragraphs (d), (e) and (f) above, or the occurrence of bribery in connection with this Sub-advisory Agreement.

4. Allocation of Charges and Expenses. The Sub-adviser shall not be required to pay any expenses of the Portfolio other than those specifically assumed by the Sub-adviser under this Section 4. In particular, but without limiting the generality of the foregoing, the Sub-adviser shall not be responsible for the following expenses of the Portfolio: organization and offering expenses of the Portfolio (including out-of- pocket expenses); fees payable to any other Portfolio advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; dues and expenses incurred by or with respect to the Portfolio in connection with membership in investment company trade organizations; cost of insurance relating to coverage for the Trust and its officers and employees; fees and expenses of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Portfolio; payments for maintaining the Portfolio’s financial books and records and calculating the daily net asset value of the Portfolio’s shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Portfolio for sale (if any); freight, insurance and other charges in connection with the shipment of the portfolio securities of the Portfolio; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Portfolio, or of entering into other transactions or engaging in any investment practices with respect to the Portfolio; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; litigation expenses; costs of shareholders’ and other meetings; and the compensation and all expenses (specifically including travel expenses relating to the Portfolio’s business) of officers, trustees and employees of the Trust who are not interested persons of the Sub-adviser. The Sub-adviser shall be liable for its own costs, including costs related to necessary investment and management facilities, employee salaries, travel expenses and overhead costs.

5. Compensation. As compensation for the services provided and expenses assumed by the Sub- adviser under this Sub-advisory Agreement, the Trust will pay the Sub-adviser within 21 calendar days after the end of each calendar quarter an advisory fee computed daily based on the Portfolio’s average daily net assets, equal on an annual basis to 0.35% of the average net assets. The “average daily net assets” of the Portfolio shall mean the average of the values attributed to the Portfolio’s net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Trust’s Agreement and Declaration of Trust and Registration Statement, each as amended from time to time. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 5, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio’s portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolio has been so suspended for a period including any quarter end when the Sub-adviser’s compensation is payable pursuant to this Section, then the Sub-adviser’s compensation payable at the end of such quarter shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such quarter). If the Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 5. In the event that this Sub-advisory Agreement is terminated pursuant to Section 11 hereof, the Sub-adviser shall be entitled to a pro rata portion of the fee under this Section 5 through and including the date upon which the Sub-advisory Agreement is terminated and the Sub-adviser ceases to provide investment advisory services to the Portfolio hereunder.

6. Books and Records. The Sub-adviser agrees to maintain such books and records with respect to its services to the Portfolio as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, including the Advisers Act and the Securities Exchange Act of 1934, as amended, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Manager shall maintain all books and other records not related to the Portfolio’s transactions. The Sub-adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the joint property of the Portfolio and the Sub-adviser and a copy will be provided promptly to the Portfolio upon its written request. The Sub-adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolio are being conducted in accordance with applicable laws and regulations.

7. Standard of Care and Limitation of Liability. The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Sub-advisory Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the holders of the Portfolio’s shares in connection with the matters to which this Sub-advisory Agreement relate, provided that nothing in this Sub-advisory Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Portfolio or to holders of the Portfolio’s shares to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Sub-adviser’s reckless disregard of its obligations and duties under this Sub- advisory Agreement. As used in this Section 7, the term “Sub-adviser” shall include any officers, directors, partners, employees, or other affiliates of the Sub-adviser performing services for the Portfolio.

8. Indemnification.

(a) The Sub-adviser hereby agrees to indemnify and hold harmless the Manager from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, directly or proximately caused by, the investment decisions rendered by the Sub-adviser in bad faith or a negligent manner inconsistent with the Portfolio’s stated investment objectives, guidelines and restrictions, any material failure of the Sub-adviser to fulfill any of its other obligations under this Sub-advisory Agreement, any omission to disclose material facts by the Sub-adviser to the Portfolio or the Manager or any material violation of applicable law by the Sub-adviser. The Sub- adviser also agrees to indemnify and hold harmless the Manager with respect to any reasonable losses incurred as the result of negligent errors, directly or proximately caused, by the Sub-adviser in transmitting orders for the Portfolio to any broker-dealer for execution. Notwithstanding the foregoing, the Sub-adviser shall have no duty to indemnify and hold harmless the Manager with respect to any losses incurred as the result of any act or omission of any broker-dealer in connection with any transaction for the Portfolio, unless and to the extent that the Sub-adviser has exercised bad faith or been negligent in its selection of such broker-dealer for such transaction.

(b) The Manager hereby agrees to indemnify and hold harmless the Sub-adviser from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, to which the Sub-adviser may become subject directly arising out of or resulting from, (1) any material misstatement or omission of a material fact in the Portfolio’s Prospectus, Registration Statement, proxy materials or reports filed with the SEC, unless and to the extent such material misstatement or omission was made in reliance upon, and is consistent with, information furnished in writing to the Manager by the Sub-adviser for use therein or (2) the Manager’s willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Manager’s reckless disregard of its obligations and duties under this Sub-advisory Agreement or any material violation of applicable law by the Manager.

(c) The Sub-adviser shall not be deemed by virtue of this Sub-advisory Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

(d) If any party seeks indemnification under this Sub-advisory Agreement (an “indemnified party”), it shall notify the other party (the “indemnifying party”) in writing of the assertion of any third party claim or action and shall deliver all copies of materials received in connection with the matter to the indemnifying party. The indemnifying party shall have the right to control the defense of any such claim or action with counsel of its own choosing, and the indemnified party shall cooperate fully with the indemnifying party in the defense or settlement of any matter that is covered by paragraphs (a) or (b) above, subject to reimbursement by the indemnifying party for expenses incurred by the indemnified party in connection with the indemnifying party’s participation in the defense.

(e) No compromise or settlement of any claim may be effected by an indemnifying party without the indemnified party’s consent unless (1) there is no finding or admission of any violation of any law, rule or regulation or any violation of the rights of any person, (2) each indemnified party is unconditionally released from all liability arising therefrom and (3) the sole relief provided is monetary damages that are paid in full by the indemnifying party.

9. Services Not Exclusive. It is understood that the services of the Sub-adviser are not exclusive, and that nothing in this Sub-advisory Agreement shall prevent the Sub-adviser from providing similar services to other individuals, institutions or investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities, provided such other services and activities do not, during the term of this Sub-advisory Agreement, interfere in a material manner with the Sub-adviser’s ability to meet its obligations to the Trust and the Portfolio hereunder. When the Sub-adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-adviser recommends the purchase or sale of the same security for the Portfolio, the Sub-adviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold. It is understood that in light of its fiduciary duty to the Portfolio, such transactions will be executed on a basis that is fair and equitable to the Portfolio. In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Sub-adviser nor any of its directors, partners, officers or employees shall act as a principal or agent or receive any commission.

10. Documentation. The Trust shall provide the Sub-adviser with the following documents, as requested by the Sub-adviser:

(a) the Trust’s Registration Statement relating to the Portfolio, and any amendments thereto;

(b) the current Agreement and Declaration of Trust and By-laws (and any amendments thereto) of the Trust; and

(c) resolutions of the Board of Trustees of the Trust authorizing the appointment of the Sub- adviser to serve as Sub-adviser and approving this Sub-advisory Agreement.

11. Duration and Termination. This Sub-advisory Agreement shall continue for an initial term of two years from the date set forth above, unless sooner terminated as provided herein. Thereafter, this Sub- advisory Agreement shall continue from year to year, provided that such continuance is approved in a manner consistent with the requirements of the 1940 Act, any rules or regulations thereunder, or exemptive orders or guidance issued by the SEC or its staff. Notwithstanding the foregoing, this Sub-advisory Agreement may be terminated: (a) at any time without penalty upon thirty (30) days’ written notice to the Sub-adviser by the Portfolio upon the vote of a majority of the Trustees or upon the vote of a majority of the Portfolio’s outstanding voting securities, (b) at any time without penalty upon thirty (30) days’ written notice to the Sub-adviser by the Manager, or (c) at any time without penalty upon sixty (60) days’ written notice to the Trust or the Manager by the Sub-adviser. Anything to the contrary herein notwithstanding, any termination carried out pursuant to this Section 11 shall be without penalty and, further, the compensation schedule set forth in Section 5 hereof shall apply to the service of the Sub-adviser to the extent provided beyond the end of the notice period provided in this Section 11. This Sub-advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Advisory Agreement.

12. Amendments. No provision of this Sub-advisory Agreement may be changed, waived, discharged or terminated, unless by an instrument in writing signed by both parties, and, to the extent required by applicable law, no amendment of this Sub-advisory Agreement shall be effective until approved by an affirmative vote of (a) a majority of the outstanding voting securities of the Portfolio, and (b) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons of any party to this Sub-advisory Agreement, in manner consistent with the requirements of the 1940 Act, any rules or regulations thereunder, or exemptive orders or guidance issued by the SEC or its staff.

13. Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at its address as follows:

If to the Manager:

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue
New York, New York 10018 Attention: Mr. Stefano R Michelagnoli

If to the Sub-adviser:

RadiantESG Global Investors LLC
21 Orinda Way, Suite C-546 Orinda, CA 94563
Attention: Heidi Ridley

Any party may specify a different or additional address for notice by sending a written notice to the other at the address above, or at that or those last given hereunder.

14. Confidentiality. The Sub-adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Trust or the Manager or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

15. Miscellaneous.

(a) It is understood that the names “HSBC Funds” or “HSBC” or any derivative thereof or logo associated with those names is the valuable property of the Trust, the Manager and/or their affiliates, and that Sub-adviser has the right to use such name (or derivative or logo) only with the prior written approval of the Manager.

(b) This Sub-advisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. Exclusive original jurisdiction to any claim, action or dispute between the parties arising out of this Sub-advisory Agreement shall be solely in state or federal district courts sitting in the State of New York.

(c) The captions of this Sub-advisory Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d) If any provision of this Sub-advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-advisory Agreement shall not be affected hereby and, to this extent, the provisions of this Sub-advisory Agreement shall be deemed to be severable.

(e) Nothing herein shall be construed as constituting the Sub-adviser, or any of its directors, officers or employees, an agent of the Manager or the Portfolio, nor the Manager, or any of its directors, officers or employees, an agent of the Sub-adviser.

(f) This Sub-advisory Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but counterparts shall, together, constitute only one Sub-advisory Agreement.

(g) The undersigned officer of the Portfolio has executed this Sub-advisory Agreement not individually, but as an officer under the Portfolio’s Agreement and Declaration of Trust, as amended from time to time, and the obligations of this Sub-advisory Agreement are not binding upon the Trustees of the Trust, its officers, or shareholders in the Portfolio individually, but bind only the Portfolio’s assets.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of May 16, 2022.

RadiantESG Global Investors LLC

By:
Name: Heidi Ridley
Title: CEO

HSBC GLOBAL ASSET MANAGEMENT (USA) INC.

By:
Name: Stefano R Michelagnoli Title: President, HSBC Funds

EXHIBIT B

As of September 16, 2022, the following persons owned of record 5% or more of a Fund or class of shares:

Record Owner	Percent of
Class Owned
Class A Shares
Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0002	53.15%
Charles Schwab & Co. Inc. 101 Montgomery Street San Francisco, CA 94104-4151	7.34%
Class I Shares
National Financial Services LLC* Newport Office Center III 499 Washington Boulevard, 5th Floor Jersey Citi, NJ 07310-2010	55.39%
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105-1901	10.63%
Capinco c/o US Bank 1555 N Rivercenter Dr, Ste 302 Milwaukee, WI 53212-3958	10.42%
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	5.06%
Class C Shares
Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0002	100.00%

*Entity owned more than 25% of the outstanding shares of the Fund. A shareholder owning of record or beneficially more than 25% of the Fund’s outstanding shares may be considered a control person and could have a more significant effect on matters presented at a shareholders’ meeting than votes of other shareholders.

B-1